UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022 (August 1, 2022)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Material Plan, Contract, or Arrangement – Chris C. White

The Company entered into an amended employment agreement with Mr. Chris C. White, the Company’s Chief Information Security Officer (the “White Amended Employment Agreement”) having an effective date of August 1, 2022.

Mr. White shall continue to be an at-will employee. Mr. White is entitled to a base salary of $30,000 per year. Pursuant to the White Amended Employment Agreement, Mr. White is entitled to the grant of non-qualified options to purchase 125,000 common shares under the terms and conditions of the Nonqualified Stock Option Grant Agreement set out in the attached White Amended Employment Agreement - Exhibit ‘A’. In addition, Mr. White is also entitled to a grant of performance stock unit awards of up to 400,000 common shares under the terms and conditions of the Performance Stock Unit Award Agreement set out in the attached White Amended Employment Agreement - Exhibit ‘B’.

The foregoing description of the White Amended Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the White Amended Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended Employment Agreement between Tego Cyber Inc. and Chris C. White dated August 1, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: August 2, 2022	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer

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